ESCROW AGREEMENT (PUBLIC OFFERING)


      AGREEMENT made this ___ day of ______________, 2004 by and between LIFESCIENCES OPPORTUNITIES INCORPORATED, a Florida corporation (the "Issuer"), and _____________________ (the "Escrow Agent").

                             W I T N E S S E T H :

      WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") covering a proposed public offering of its securities (collectively, the "Securities", and individually, a "Share") as described on the Information Sheet (as defined herein); and

      WHEREAS, the Issuer proposes to offer the Securities for sale to the public on a "best efforts" basis at the price per Share all as set forth on the Information Sheet; and

      WHEREAS, the Issuer proposes to establish an escrow account with the Escrow Agent in connection with such public offering and the Escrow Agent is willing to establish such escrow account on the terms and subject to the conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

      1. INFORMATION SHEET. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the Information Sheet which is attached to this Agreement and is incorporated by reference herein and made a part hereof (the "Information Sheet").

      2. ESTABLISHMENT OF ESCROW ACCOUNT.

            2.1 The parties hereto shall establish an interest-bearing escrow account at the office of the Escrow Agent bearing the designation set forth on the Information Sheet (the "Escrow Account").

            2.2 On or before the date of the initial deposit in the Escrow Account pursuant to this Agreement, the Issuer shall notify the Escrow Agent in writing of the effective date of the Registration Statement (the "Effective Date") and the Escrow Agent shall not be required to accept any amount for deposit in the Escrow Account prior to its receipt of such notification.

            2.3 The "Offering Period", which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period is referred to herein as the "Termination Date." After the Termination Date, the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

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      3. DEPOSITS IN THE ESCROW ACCOUNT.

            3.1 Upon receipt, the Issuer shall promptly deposit all monies received from investors to the Escrow Agent. All of these deposited proceeds (the "Deposited Proceeds") shall be in the form of checks or money orders. All checks or money orders deposited into the Escrow Account shall be made payable to "______________________, Escrow Agent". Any check or money order payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Issuer (together with any Subscription Information, as defined below, or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

            3.2 The Deposited Proceeds shall be invested in either

            (a) an obligation that constitutes a "deposit" as that term is defined in Section (3)(1) of the Federal Deposit Insurance Act;

            (b) securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c) (3), and (c)(4) of Rule 2a-7 under the Investment Company Act; or

            (c) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

            3.3 Simultaneously with each deposit into the Escrow Account, the Issuer shall inform the Escrow Agent by confirmation slip or other writing of the name and address of the prospective purchaser, the number of Securities subscribed for by such purchaser, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

            3.4 The Escrow Agent shall not be required to accept for deposit into the Escrow Account checks which are not accompanied by the appropriate Subscription Information. Checks and money orders representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

            3.5 The Escrow Agent shall not be required to accept any amounts representing payments by prospective purchasers, whether by check or money order, except during the Escrow Agent's regular banking hours. Any check, money order or cash not received prior to 1:00 P.M. shall be deposited the following business day.

            3.6 Interest or dividends earned on the Deposited Proceeds, if any, shall be held in the Escrow Account until the Deposited Proceeds are released in accordance with the provisions of Section 4 of the Escrow Agreement. If the Deposited Proceeds are released to a purchaser of the Securities, the purchaser shall receive interest or dividends earned, if any, on such Deposited Proceeds up to the date of release. If the Deposited Proceeds held in the Escrow Account are released to the Issuer, any interest or dividends earned on such funds up to the date of release may be released to the Issuer.

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            3.7 The Issuer shall deposit the Securities directly into the Escrow
Account promptly upon issuance (the "Deposited Securities").

            3.8 No transfer or other disposition of Securities held in the Escrow Account or any interest related to such Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

            3.9 The Escrow Agent shall refund any portion of the Deposited Proceeds prior to disbursement of the Deposited Proceeds in accordance with
Section 4 hereof upon instructions in writing signed by the Issuer.

      4. DISBURSEMENT FROM THE ESCROW ACCOUNT.

            4.1 The Deposited Proceeds may be released to the Issuer and the Securities delivered to the purchaser or other registered holder only at the same time as or after:

            (a) the Escrow Agent has received a signed representation from the Issuer, together with an opinion of counsel that the following events have already occurred and the following requirements have already been met:

                  (1) Upon execution of an agreement(s)  for the  acquisition(s)
            of a business(es) or assets that will constitute the business (or a line of business) of the Issuer and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, if any, provided that the Issuer filed a post-effective amendment that:

                        (i) discloses the information specified by the Form SB-2
                  registration statement and Industry Guides, including financial statements of the Issuer and the company or business with which it plans to merge or acquire (the "Target Company"), and pro forma financial information required by Form SB-2 and applicable rules and regulations;

                        (ii) discloses the results of the offering, including but not limited to:

                              (A) the gross offering  proceeds received to date,
                        specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to the Issuer, and amounts remaining in the Escrow Account; and

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                              (B) the specific  amount,  use and  application of
                        funds disbursed to the Issuer to date, including, but not limited to, the amounts paid to officers, directors,
                        promoters,   controlling   shareholders  or  affiliates,
                        either directly or indirectly specifying the amounts and purposes of such payments; and

                        (iii) discloses the terms of the offering as described pursuant to Section 4 of this Escrow Agreement.

                  (2) The terms of the offering provided, and the Issuer satisfied, the following conditions:

                        (i) Within five business  days after the effective  date
                  of the post-effective amendment(s), the Company shall send by first class mail or other equally prompt means, to each purchaser of Securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

                        (ii) Each purchaser shall have no fewer than 20 business
                  days and no more than 45 business days from the effective date of the post-effective amendment to notify the Issuer in writing that the purchaser elects to remain an investor. If the Issuer has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the Escrow Account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

                        (iii) The acquisition(s)  meeting the criteria set forth
                  in paragraph (a)(1) of this Section 4 will be consummated if a sufficient number of purchasers confirm their investments; and

                        (iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the Effective Date, the Deposited Proceeds shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date.

            (b) Funds held in the Escrow Account may be released to the Issuer and Securities may be delivered to the purchaser or other registered holder only at the same time as or after consummation of an acquisition(s) meeting the requirements set forth in Section 4.1(a)(1)(iii) of this Escrow Agreement.

            4.2 Upon disbursement of the Deposited Proceeds pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Deposited Proceeds.

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      5. RIGHTS,  DUTIES AND  RESPONSIBILITIES OF ESCROW AGENT. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

            5.1 The Escrow Agent shall not be responsible for the performance by the Issuer of its obligations under this Agreement.

            5.2 The Escrow Agent shall not be required to accept from the Issuer any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks or money orders representing the payment of money, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Issuer except as to the amount of such payments; however, the Escrow Agent shall notify the Issuer within a reasonable time of any discrepancy between the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

            5.3 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Issuer any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

            5.4 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

            5.5 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account or the Deposited Proceeds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent, at its sole option, may deposit the Deposited Proceeds (and any other amounts that thereafter become part of the Deposited Proceeds) with the registry of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Deposited Proceeds with the registry of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

            5.6 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct. The Escrow Agent hall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

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

            5.7 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Deposited Proceeds or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Deposited Proceeds or any part thereof.

      6. AMENDMENT; RESIGNATION. This Agreement may be altered or amended only with the written consent of the Issuer and the Escrow Agent. The Escrow Agent may resign for any reason upon seven (7) business days written notice to the Issuer. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Deposited Proceeds, but its only duty shall be to hold the Deposited Proceeds for a period of not more than ten (10) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer and such successor escrow agent, the resigning Escrow Agent shall pay over to the successor escrow agent the Deposited Proceeds, less any portion thereof previously paid out in accordance with this Agreement, or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the Deposited Proceeds to the prospective purchasers and the resigning Escrow Agent shall notify the Issuer in writing of its liquidation and distribution of the Deposited Proceeds; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Deposited Proceeds to a successor Escrow Agent or distribution of the Deposited Proceeds pursuant to this Section 6.

      7. REPRESENTATIONS AND WARRANTIES. The Issuer hereby represents and warrants to the Escrow Agent that:

            7.1 No party other than the parties hereto and the prospective purchasers have, or shall have any lien, claim or security interest in the Deposited Proceeds or any part thereof.

            7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Deposited Proceeds or any part thereof.

            7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Deposited Proceeds, be deemed a representation and warranty that such deposit represents a bona fide sale to the purchaser described therein of the amount of Securities set forth in such Subscription Information.

            7.4 All of the information contained in the Information Sheet is, as of the date hereof and will be, at the time of any disbursement of the Deposited Proceeds, true and correct.

      8. FEES AND EXPENSES. The Escrow Agent shall be entitled to the Escrow Agent Fee set forth in the Information Sheet, payable upon execution of this Agreement. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees, but not including the review of this Agreement.

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      9. INDEMNIFICATION AND CONTRIBUTION.

            9.1 The Issuer (referred to as the "Indemnitor") agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct of the Indemnitees.

            9.2 If the indemnification provided for in this Section 9 is applicable, but for any reasons held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the
Indemnitees as a result of or in connection with, and any amount paid in settlement of any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

            9.3 Any Indemnitee which proposes to assert the right to be indemnified under this Section 9, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnitee in respect of which a claim is to be made against the Indemnitor under this Section 9, will notify the Indemnitor of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the Indemnitor of any such action, suit or proceeding shall not relieve the Indemnitor from any liability which they may have to any Indemnitee otherwise than under this Section 9. In case any such action, suit or proceeding shall be brought against any Indemnitee and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate in and, to the extent that they shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnitee. The Indemnitee shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been authorized by the Indemnitor, (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest among the Indemnitor and the Indemnitee in the conduct of the defense of such action (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee) or (iii) the Indemnitor in fact shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Indemnitor.

            9.4 The Indemnitor agrees to provide the Indemnitees with copies of all registration statements, pre- and post-effective amendments to such registration statements including exhibits, whether filed with the Commission prior to or subsequent to the disbursement of the Deposited Proceeds.

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            9.5 The  provisions of this Section 9 shall survive any  termination
of  this  Agreement,   whether  by  disbursement  of  the  Deposited   Proceeds,
resignation of the Escrow Agent or otherwise.

      10. GOVERNING LAW AND ASSIGNMENT. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this respect to the Deposited Proceeds shall be void as against the Escrow Agent unless:

            (a) written notice thereof shall be given to the Escrow Agent; and

            (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

      11. NOTICES. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, if to the Issuer, at its address set forth on the Information Sheet, and if to the Escrow Agent, Republic Security Bank, Attention: Trust Department.

      12. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be unpaid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

      13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

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

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                    THE ISSUER:  ___________________


                                    By:______________________________
                                       Name:_____________________
                                       Its:______________________


                                    THE ESCROW AGENT: ______________


                                    By:______________________________
                                    Name:_____________________
                                    Its:______________________


                       ----------------------------------


                       ESCROW AGREEMENT INFORMATION SHEET


1. The Company:

      _______________
      _______________
      _______________

2.    State of incorporation or organization:
         Florida

3.    The Underwriter:
         Self-Underwriting

4.    The Securities:
         Shares of Common Stock

5. Offering Statement filed pursuant to Regulation C of the General Rules and Regulations under the Securities Act of 1933:
         Registration Statement on Form SB-2

6.    Offering Amount:
         $ 60,000

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7.    Offering Period:
         Through __________________

8.    Title of the Escrow Account:
         ____________________ Escrow Account

9.    Escrow Account Fee:
         Amount due on execution of the Escrow  Agreement:  $___________
      Fee for each check issued pursuant to the terms of the Escrow
      Agreement: $___________
      Fee for each subscriber in excess of the first 50 subscribers: $__________ Fee for each check returned pursuant to the terms of the Escrow Agreement:
      $___________
      All other  fees will be  negotiated  on the basis of service requirements.

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